Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Senior Income Fund
333-86619
811-09571

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
and anew Sub-Advisory Agreement
filed in Proxy materials in the SEC
filing on
June 20, 2005, under Conformed
Submission
Type DEF 14A, accession
number 0000950137-05-007504.